UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

 Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Republic Bancorp, Inc. held its Annual Meeting of Shareholders on Thursday, April 19, 2012 (“Annual Meeting”). The following matters were voted upon:

(1)       The election of Directors and

(2)       The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2012

The final number of votes cast with respect to each matter is set out below:

1) The election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non Votes
Steven E. Trager	34,451,189	347,268	2,206,842
A. Scott Trager	34,532,569	265,888	2,206,842
R. Wayne Stratton	34,597,538	200,919	2,206,842
Michael T. Rust	34,364,221	434,236	2,206,842
Sandra Metts Snowden	34,471,708	326,749	2,206,842
Susan Stout Tamme	34,366,033	432,424	2,206,842
Craig A. Greenberg	31,923,065	2,875,392	2,206,842

2)        The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2011:

For	36,954,059
Against	42,649
Abstain	8,590
Broker Non Vote	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	April 20, 2012	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

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